As filed with the Securities and Exchange Commission on May 12, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAUL CENTERS, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1833074
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue

Bethesda, Maryland 20814

Telephone: (301) 986-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott V. Schneider

Saul Centers, Inc.

7501 Wisconsin Avenue

Bethesda, Maryland 20814

Telephone: (301) 986-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey B. Grill, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2300 N Street, N.W.

Washington, D.C. 20037

(202) 663-8000

Approximate date of commencement of proposed sale of the securities to the public: From time to time following the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer  ☐    Accelerated  filer  ☒    Non-accelerated filer  ☐    Smaller reporting company   ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.01 par value per share(2)	1,594,185	$38.36	$61,152,936.60	$4,360.20

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices reported on the New York Stock Exchange on May 7, 2010.
(2)	Such shares are being registered for resale from time to time by various selling stockholders or their pledgees.
(3)	The selling stockholders will pay this registration fee. The registration fee does not include an additional 8,489,634 shares of common stock previously registered by the Registrant under its registration statement on Form S-3 (File No. 333-123982) and an additional 500,000 shares of common stock previously registered by the Registrant under its registration statement on Form S-3 (File No. 333- 151515) which are included in a combined prospectus herein pursuant to Rule 429 under the Securities Act of 1933. A registration fee of $28,312.00 was previously paid by the Registrant and registration fees aggregating $8,789.05 were previously paid by the selling stockholders in connection with such registration statements.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, this registration statement contains a combined prospectus that also relates to the registration statements on Form S-3, Registration No. 333-123982, previously filed by the Registrant with the Securities and Exchange Commission on April 11, 2005, and Registration No. 333-151515, previously filed by the Registrant with the Securities and Exchange Commission on June 6, 2008.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement filed by Saul Centers, Inc. with the Securities and Exchange Commission. The selling stockholders cannot sell their shares until that registration statement becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2010

PROSPECTUS

8,989,634 Previously Registered Shares of Common Stock

1,594,185 Shares of Common Stock

$0.01 Par Value Per Share

This prospectus relates to 8,989,634 previously registered shares of our common stock and an additional 1,594,185 shares of our common stock, or the Shares, that may be offered for sale or otherwise transferred from time to time by the selling stockholders named in this prospectus or their pledgees. We will not receive any proceeds from the sale of the Shares by the selling stockholders or their pledgees.

Our common stock is traded on the New York Stock Exchange under the symbol “BFS.” On May 11, 2010 the last reported sale price of our common stock was $40.85 per share.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated herein by reference, and page 1 of this prospectus for risks relating to an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

Prospectus

You should rely only on the information in our prospectus, any prospectus supplement and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC.” The selling stockholders or their pledgees may sell the Shares described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the Shares. This prospectus does not contain all the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

References to “we,” “us” or “our” refer to Saul Centers, Inc. and Saul Holdings Limited Partnership, which we refer to as the “Partnership,” and their respective direct or indirect owned subsidiaries, unless the context otherwise requires. References to “Saul Centers” refer solely to Saul Centers, Inc. We conduct our business and operations through the Partnership and/or directly or indirectly owned subsidiaries. The term “you” refers to a prospective investor. Saul Centers is the sole general partner of the Partnership and, as of March 31, 2010, owned approximately 77.0% of the units of partnership interest in the Partnership. In addition, B. Francis Saul II, our Chairman and Chief Executive Officer, family members of Mr. Saul, entities controlled by Mr. Saul and other affiliates of Mr. Saul, whom we collectively refer to as “The Saul Organization,” hold all of the limited partnership interests in the Partnership, which are represented by units. In general, units are convertible into shares of our common stock on a one-for-one basis.

FORWARD-LOOKING INFORMATION

Before investing in our securities, you should be aware that there are various risks. Investors should carefully consider, among other factors, the factors discussed in this prospectus and the information incorporated by reference herein. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which refer to as the “Act,” Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and the Private Securities Litigation Reform Act of 1995. Also, documents that we “incorporate by reference” into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. When we refer to forward-looking statements or information, sometimes we use words such as “may,” “will,” “could,” “should,” “plans,” “intends,” “expects,” “believes,” “estimates,” “anticipates” and “continues.” The risk factors incorporated by reference in this prospectus describe risks that may affect these statements but are not all-inclusive, particularly with respect to possible future events. Many things can happen that can cause actual results to be materially different from those we describe. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements. We also undertake no obligation to update any of the forward-looking statements, or to publicly release the results if we revise any of them.

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THE COMPANY

We are a self-administered and self-managed real estate company operating as a real estate investment trust, or a REIT, for federal income tax purposes. Our primary business strategy is the ownership, management and development of income-producing properties. Our long-term objectives are to increase cash flow from operations and to maximize capital appreciation of our real estate.

As of March 31, 2010, our properties consisted of 47 operating shopping center properties, five predominantly office operating properties and four (non-operating) land or development properties.

Our principal executive offices are located at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522 and our telephone number is (301) 986-6200. Our website address is www.saulcenters.com. The information contained in our website is not a part of this prospectus.

RISK FACTORS

You should consider carefully the risk factors incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the other information contained in this prospectus before deciding to invest in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders listed below. We paid all expenses related to the registration of 6,503,238 of the 8,989,634 shares that were previously registered under our registration statements on Form S-3 (File Nos. 333-123982 and 333-151515) and are now included in this prospectus. The selling stockholders paid all expenses related to the registration of 2,486,396 of the 8,989,634 shares that were previously registered under our registration statements on Form S-3 (File Nos. 333-123982 and 333-151515) and will pay all expenses related to the registration of the additional 1,594,185 shares that are also included in this prospectus.

SELLING STOCKHOLDERS

Each of the selling stockholders is a member of The Saul Organization and is therefore an affiliate of B. Francis Saul II, our Chairman and Chief Executive Officer. The Shares covered by this prospectus were acquired by the selling stockholders (i) in open-market purchases on the New York Stock Exchange, (ii) through reinvestment of dividends through our dividend reinvestment plan or (iii) in transactions relating to our initial public offering. The selling stockholders have pledged a substantial amount of their shares of our common stock and their units issued by the Partnership (which are convertible into shares of our common stock) to secure financing obtained by the selling stockholders. As a result, pledgees of the selling stockholders may use this registration statement to sell shares pledged to them as collateral in the event the selling stockholders were to default and the pledgees were to sell their collateral. The selling stockholders also may plan to pledge the remaining shares of our common stock and units held by them to secure additional financing.

The following table sets forth information as of May7, 2010 with respect to direct ownership of common stock by the selling stockholders and has been provided to us by the selling stockholders.

Name	Shares Beneficially Owned Before Offering(1)	Percentage Beneficial Ownership Before Offering(1)	Number of Shares Offered by Selling Stockholder(1)	Percentage Beneficial Ownership After Offering(1)
B.F. Saul Real Estate Investment Trust	6,398,481	31.1%	6,398,481	—

Dearborn, L.L.C.	2,180,634	11.0%	2,180,634	—

Westminster Investing Corporation	643,779	3.5%	643,779	—

B.F. Saul Property Company	507,220	2.8%	507,220	—

B.F. Saul Company	232,536	1.3%	232,536	—

Van Ness Square Corporation	609,173	3.3%	609,173	—

Avenel Executive Park Phase II, L.L.C.	11,996	0.1%	11,996	—

(1)	The ownership in Saul Centers reported above includes units of limited partnership interest of the Partnership held by the selling stockholders. In general, units are convertible into shares of our common stock on a one-for-one basis. However, units held by the selling stockholders are not convertible into our common stock at any time such conversion would cause The Saul Organization’s ownership to exceed 39.9% in value of our issued and outstanding equity securities, which we refer to as the ownership limit. As of May 7, 2010, The Saul Organization (which includes the selling stockholders) was below the ownership limit. The units of limited partnership interest of the selling stockholders held as of May 7, 2010 are as follows:

B.F. Saul Real Estate Investment Trust	2,550,866
Dearborn, L.L.C.	1,815,922
Westminster Investing Corporation	240,053
B.F. Saul Property Company	224,496
B.F. Saul Company	—
Van Ness Square Corporation	574,111
Avenel Executive Park Phase II, L.L.C.	10,967

CERTAIN PROVISIONS OF MARYLAND LAW AND

OUR ARTICLES OF INCORPORATION AND BYLAWS

The following summary of certain provisions of the Maryland General Corporation Law and our articles of incorporation and bylaws is not complete. You should read the Maryland General Corporation Law and our articles of incorporation and bylaws for more complete information. The business combination provisions and the control share acquisition provisions of Maryland law, both of which are discussed below, could have the effect of delaying or preventing a change in our control. Also, the removal of directors provisions and the advance notice provisions of the bylaws could have the effect of delaying or preventing a transaction or a change in our control. These provisions could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer, even if the offer contains a premium price for holders of our equity stock or otherwise benefits stockholders.

Restrictions on Ownership and Transfer. Restrictions on ownership and transfer of shares are important to ensure that we meet certain conditions under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, to qualify as a real estate investment trust, or a REIT. For example, the Code contains the following requirements.

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No more than 50% in value of a REIT’s stock may be owned, actually or constructively (based on attribution rules in the Code), by five or fewer individuals during the last half of a taxable year or a proportionate part of a shorter taxable year, which we refer to as the 5/50 Rule. Under the Code, individuals include certain tax-exempt entities, except that qualified domestic pension funds are not generally treated as individuals.

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If a REIT, or an owner of 10% or more of a REIT, is treated as owning 10% or more of a tenant of the REIT’s property, the rent received by the REIT from the tenant will not be “qualifying income” for purposes of the REIT gross income tests of the Code.

•	A REIT’s stock or beneficial interests must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

In order to maintain our qualification as a REIT, our articles of incorporation, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 2.5% in value of our issued and outstanding equity securities with the exception of members of The Saul Organization, who are restricted to 39.9% in value of our issued and outstanding equity securities. In this prospectus, the term “ownership limitation” is used to describe this provision of our articles of incorporation.

Any transfer of shares will be null and void, and the intended transferee will acquire no rights in such shares if the transfer:

•	results in any person owning, directly or indirectly, shares in excess of the ownership limitation;

•	results in the shares being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	results in our being “closely held” (within the meaning of Section 856(h) of the Code); or

•	otherwise results in our failure to qualify as a REIT.

If a stockholder owns more than 1.9% of the value of our outstanding equity stock, then the stockholder must notify us of its share ownership by January 31 of each year.

The ownership limitation generally does not apply to the acquisition of stock by an underwriter that participates in a public offering of such stock. In addition, the Board of Directors may exempt a person from the ownership limitation under certain circumstances and conditions. The Board of Directors may not grant an exemption from the ownership limitation to any proposed transferee whose ownership, direct or indirect, of our stock in excess of the ownership limitation would result in the termination of our status as a REIT. The Board of Directors has authorized us to grant waivers to look-through entities, such as mutual funds, in which shares of equity stock owned by the entity are treated as owned proportionally by individuals who are the beneficial owners of the entity. Even though these entities may own stock in excess of the 2.5% ownership limit, no individual beneficially or constructively would own more than 2.5%.

The ownership limitation could have the effect of delaying, deferring or preventing a transaction or a change in our control that might involve a premium price for our stock or otherwise be in the best interest of our stockholders. All certificates representing shares of stock will bear a legend referring to the restrictions described above.

Automatic Transfer of Stock to Trust. With certain exceptions described below, if any purported transfer of shares would violate any of the restrictions described in the immediately preceding paragraph, then the transfer will be null and void, and those shares will be designated as “excess stock” and transferred automatically to a trust. The transfer to the trust is effective as of the end of the business day next preceding the date of the purported transfer of such shares. The record holder of the shares that are designated as excess stock must deliver those shares to us for registration in the name of the trust. We will act as trustee of the trust. The beneficiary of the trust will be the persons to whom an interest in the excess stock is eventually transferred as provided below.

Any shares of excess stock remain issued and outstanding shares of stock. From and after the purported transfer resulting in excess stock, the record holder shall not be entitled to any dividends or distributions (except upon liquidation) or voting right, except as required by law, but shall be entitled to the right to payment of the purchase price of the shares. Any dividend or distribution paid to a record holder on excess stock shall be repaid to us upon demand. Subject to the ownership limitation, the excess stock may be retransferred by the record holder to any person if the excess stock will not be excess stock in the hands of the person at a price not to exceed:

•	the price paid by the record holder; or

•	if no consideration was paid, fair market value, at which point the excess stock will automatically be exchanged for the equity stock to which the excess stock was attributable.

In addition, the excess stock will be subject to repurchase by us at our election for a period of 90 days after the date of the purported transfer which resulted in such excess stock at a price per share equal to the lesser of (1) the price per share in the transaction that created the excess stock or (2) the fair market value of such shares on the date that we, or our designee, determine to exercise the repurchase right.

Any person who acquires or attempts to acquire common stock or preferred stock which would be null and void under the restrictions described above, or any person who owned common stock or preferred stock that were transferred to a trust, must (1) give us immediate written notice of such event and (2) provide us such other information as requested in order to determine the effect, if any, of such transfer on our status as a REIT.

Business Combinations. Maryland General Corporation Law prohibits us from entering into “business combinations” and other corporate transactions unless special actions are taken. The business combinations that require these special actions include a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities when the combination is between us and an “interested stockholder” (as defined below). An interested stockholder is:

•	any person who beneficially owns 10% or more of the voting power of our shares; or

•	any of our affiliates which beneficially owned 10% or more of the voting power of our shares within two years prior to the date in question.

We may not engage in a business combination with an interested stockholder or any of its affiliates for five years after the interested stockholder becomes an interested stockholder. We may engage in business combinations with an interested stockholder if at least five years have passed since the person became an interested stockholder, but only if the transaction is:

•	recommended by our Board of Directors; and

•	approved by at least

•	80% of our outstanding shares entitled to vote; and

•	two-thirds of our outstanding shares entitled to vote that are not held by the interested stockholder.

Stockholder approval will not be required if our stockholders receive a minimum price (as defined in the statute) for their shares and our stockholders receive cash or the same form of consideration as the interested stockholder paid for its shares.

This prohibition does not apply to business combinations involving us that are exempted by the Board of Directors before the interested stockholder becomes an interested stockholder. Our articles of incorporation have exempted from this provision any business combination with a member of The Saul Organization.

Control Share Acquisitions. The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless two-thirds of the stockholders (excluding shares owned by the acquirer, and by the officers and directors who are employees of the Maryland corporation) approve their voting rights.

“Control Shares” are shares that, if added with all other shares previously acquired, would entitle that person to vote, in electing the directors

•	10% or more but less than one-third of such shares;

•	one-third or more but less than a majority of such shares; or

•	a majority of the outstanding shares.

Control shares do not include shares the acquiring person is entitled to vote with stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If this provision becomes applicable to us, a person who has made or proposes to make a control share acquisition could, under certain circumstances, compel our Board of Directors to call a special meeting of stockholders to consider the voting rights of the control shares. We could also present the question at any stockholders’ meeting on our own.

If this provision becomes applicable to us, subject to certain conditions and limitations, we would be able to redeem any or all control shares. If voting rights for control shares were approved at a stockholders meeting and the acquirer were entitled to vote a majority of the shares entitled to vote, all other stockholders could exercise appraisal rights and exchange their shares for a fair value as defined by statute.

Our articles of incorporation state that the Maryland “control share acquisition” law will not apply to any acquisition of our capital stock by the following persons:

•	members of The Saul Organization;

•	directors, officers and employees of us and the Partnership; and

•	any other persons authorized by the Board of Directors.

Limitation of Liability of Directors and Officers. Our articles of incorporation provide that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer shall be liable to us or our stockholders for money damages. The Maryland General Corporation Law provides that we may restrict or limit the liability of directors or officers for money damages except

•	to the extent anyone actually received an improper benefit or profit in money property or services; or

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a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action was material to the cause of action adjudicated and the action or failure to act was the result of bad faith or active and deliberate dishonesty.

Indemnification of Directors and Officers. Our articles and bylaws require us to indemnify to the fullest extent permitted by and under the applicable provisions of Maryland General Corporation Law any person who is or was, or who agrees to become, one of our directors or officers or, while one of our directors, is or was serving or agrees to serve, as a director, officer, partner, joint venturer, employee or trustee of another entity, who, by reason of his or her status or service as such was, or is threatened to be made a party, or otherwise involved in any proceeding. The indemnification extends to all losses suffered and all expenses actually and reasonably incurred in connection with any proceeding. The Maryland General Corporation Law provides that we may indemnify directors and officers unless

•	the director actually received an improper benefit or profit in money, property or services;

•	the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	in a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Our articles of incorporation and bylaws require, as a condition to advancing expenses, (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us and (2) a written affirmation to repay the amount paid by us if it is determined that the director or officer was not entitled to indemnification.

Our articles of incorporation and bylaws also provide that:

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we may, but are not required to, provide indemnification, payment or reimbursement of expenses to any of our employees or agents in such capacity or any person who is or was serving at our request as a director, officer, partner, joint venturer, employee, trustee or agent of another corporation or entity;

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the Board of Directors may authorize management to act on our behalf in matters relating to indemnification, subject to any limitations that may be imposed by the Board of Directors and to the requirements of applicable law;

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indemnification and payment or reimbursement of advances as may be permitted or required pursuant to our bylaws shall be furnished in accordance with the procedures set forth in the Maryland General Corporation Law; and

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we may provide such other further indemnification or provision for the payment or advancement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

Duties of Directors. Under Maryland law, there is a presumption that the act of a director satisfies the required standard of care. An act of a director relating to or affecting an acquisition or a potential acquisition of control is not subject under Maryland law to a higher duty or greater scrutiny than is applied to any other act of a director. This provision does not impose an enhanced level of scrutiny when a board implements anti-takeover measures in a change of control context, and shifts the burden of proof for demonstrating that the defensive mechanism adopted by a board is reasonable in relation to the threat posed to the board.

Number of Directors; Classified Board. The number of directors may be increased or decreased pursuant to the bylaws, provided that the total number of directors may not be less than three or more than 15. Under Maryland law and our articles of incorporation, directors, subject to the rights of holders of any shares of preferred stock, are elected in three classes for staggered, three-year terms.

Removal of Directors. Under the articles of incorporation, and subject to the rights of any holders of preferred stock, our stockholders may remove a director only with cause upon the affirmative vote of 75% of the Board of Directors or 75% of the number of shares outstanding and entitled to vote on that matter.

Vacancies on the Board of Directors. The bylaws provide that, subject to the rights of any holders of preferred stock, any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by vote of a majority of the remaining directors. Each director so elected shall serve for the unexpired term of the director he is replacing.

Meetings of Stockholders. Our bylaws provide for an annual meeting of stockholders, to be held in April, to elect individuals to the Board of Directors for that class of directors then standing for election and transact such other business as may properly be brought before the meeting. Special meetings of stockholders may be called by our Chairman of the Board, President or by a majority of the Board of Directors, and shall be called at the request in writing of the holders of 25% of all votes entitled to be cast at the meeting.

Our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, if all of the shares entitled to vote on the matter consent to the action in writing, the written consents are filed with the records of the meetings of stockholders and each stockholder executed a written waiver of any right to dissent.

Advance Notice for Stockholder Nominations and Stockholder New Business Proposals. Our bylaws require advance written notice for stockholders to nominate a director or bring other business before a meeting of stockholders. For an annual meeting, to nominate a director or bring other business before a meeting of stockholders, a stockholder must deliver notice to our Secretary not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice must be timely delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the date on which public announcement is first made of the annual meeting.

For a special meeting, to nominate a director, a stockholder must deliver notice to our Secretary not earlier than the close of business on the 90th day prior to the special meeting and not later than the close of business on the later of the 70th day prior to the special meeting or the 10th day following the date on which public announcement is first made of the special meeting. Nominations for elections to the Board of Directors at a special meeting may be made by stockholders only if the Board of Directors has determined that directors shall be elected at the special meeting.

The postponement or adjournment of an annual or special meeting to a later date or time shall not commence any new time periods for the giving of notice as described above. Our bylaws contain detailed requirements for the contents of stockholder notices of director nominations and new business proposals.

PLAN OF DISTRIBUTION

The Shares covered by this prospectus may be offered and sold by the selling stockholders, or by purchasers, transferees, donees, pledgees (including, but not limited to, Wells Fargo, U.S. Bank and Chevy Chase Bank, a division of Capital One, N.A.) or other successors in interest (all such persons shall be deemed “selling stockholders” for purposes of this Section), directly or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, commissions or similar selling expenses paid by a selling stockholder or by a purchaser of the Shares on whose behalf such broker-dealer or underwriter may act as agent. Sales and transfers of the Shares may be effected from time to time in one or more transactions, in private or public transactions, on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at negotiated prices, without consideration or by any other legally available means. Any or all of the Shares may be sold from time to time by means of (a) a block trade, in which a broker or dealer attempts to sell the Shares as agent but may position and resell a portion of the Shares as principal to facilitate the transaction; (b) purchases by a broker, dealer or underwriter as principal and the subsequent sale by such broker, dealer or underwriter for its account pursuant to this prospectus; (c) ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchasers; (d) the writing (sale) of put or call options on the Shares; (e) the pledging of the Shares as collateral to secure loans, credit or other financing arrangements and, upon any subsequent foreclosure, the disposition of the Shares by the lender thereunder, directly or through brokers, dealers, agents or underwriters; and (f) any other legally available means.

To the extent required with respect to a particular offer or sale of the Shares, a prospectus supplement or a post-effective amendment will be filed pursuant to the Act, and will accompany this prospectus, to disclose (a) the number of Shares to be sold, (b) the purchase price, (c) the name of any broker, dealer, agent or underwriter effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses, (d) that a selling stockholder intends to sell, directly or through brokers, dealers, agents or underwriters, more than 500 Shares, and (e) any other relevant information.

The selling stockholders may transfer the Shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the Shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 Shares, then a prospectus supplement would need to be filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, which we refer to as the Act, to identify the recipient as a selling stockholder and disclose any other relevant information. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such Shares.

In connection with distributions of the Shares or otherwise, the selling stockholders may enter into hedging transactions with brokers, dealers or other financial institutions. In connection with such transactions, brokers, dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling stockholders. We have advised the selling stockholders that they may not use Shares registered on this registration statement to cover short sales of our common stock prior to the date on which this registration statement shall have been declared effective by the SEC.

The selling stockholders and any broker-dealers who participate in the distribution of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Act and any discounts, commissions or similar selling expenses they receive and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Act. In addition, the selling stockholders have the right to sell the Shares covered by this prospectus through underwriters. As a result, we have informed the selling stockholders that Regulation M, promulgated under the Securities Exchange Act of 1934, as amended, may apply to sales by the selling stockholders in the market. We and the selling stockholders will agree to indemnify any broker, dealer, agent or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Act. The aggregate net proceeds to the selling stockholders from the sale of the Shares will be the purchase price of such Shares less any discounts, concessions or commissions.

The selling stockholders are acting independently of us in making decisions with respect to the timing, price, manner and size of each sale. No broker, dealer, agent or underwriter has been engaged by the Company in connection with the distribution of the Shares; however, if the Shares are distributed they may be distributed through brokers, dealers, agents or underwriters. There is no assurance, therefore, that the selling stockholders will sell any or all of the Shares. In connection with the offer and sale of the Shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the Shares offered hereby.

The Shares covered by this prospectus may qualify for sale pursuant to Section 4(1) of the Act or Rule 144 promulgated thereunder, and may be sold pursuant to such provisions rather than pursuant to this prospectus.

We will not receive any proceeds from the sale of Shares covered by this prospectus. We will not receive any proceeds from the sale of Shares covered by this prospectus and have paid all expenses related to the registration of 6,503,238 of the 8,989,634 Shares that were previously registered under the registration statements on Form S-3 (File Nos. 333-123982 and 333-151515 and are now included in this prospectus. The selling stockholders paid all expenses related to the registration of 2,486,396 of the 8,989,634 Shares that were previously registered under the registration statements on Form S-3 (File Nos. 333-123982 and 333-151515) and will pay all expenses related to the registration of the additional 1,594,185 Shares that are also included in this prospectus.

The Company and the selling stockholders have agreed to customary indemnification obligations with respect to the sale of common stock by use of this prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Saul Centers, Inc. appearing in Saul Centers, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009 (including the schedule appearing therein), and the effectiveness of Saul Centers, Inc.’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over a website maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, the address of which is http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operating rules and procedures for the public reference room. Our common stock is listed on the New York Stock Exchange under the ticker symbol “BFS.” You may inspect our reports, proxy statements and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement (of which this prospectus is a part) on Form S-3 under the Act with respect to our securities. This prospectus does not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of our prospectus, except for any information superseded by information in this prospectus. We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the selling stockholders sell all of their Shares. The following documents are specifically incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Our 2010 Definitive Proxy Statement, filed with the SEC on April 6, 2010;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•	Our Current Report on Form 8-K, filed with the SEC on May 11, 2010; and

•

The description of our common stock contained in our Registration Statement on Form S-11 (File No. 33-4562) filed pursuant to the Act, as incorporated by reference in our Registration Statement on Form 8-A filed pursuant to the Exchange Act, including any amendments or reports filed to update the description.

Copies of these filings are available at no cost on our website, www.saulcenters.com. Amendments to these filings will be posted to our website as soon as reasonably practical after filing with the SEC. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

Mr. Scott V. Schneider
Saul Centers, Inc.
7501 Wisconsin Avenue, Suite 1500
Bethesda, Maryland 20814
(301) 986-6200

Our prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in our prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved. You may get copies of the exhibits by contacting the person named above.

8,989,634 Previously Registered Shares

1,594,185 Shares

Common Stock

to be offered by certain

selling stockholders

PROSPECTUS

            , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the amounts of fees and expenses (other than underwriting discounts and commissions) we will pay in connection with the offering of our securities.

SEC Registration Fee	$4,360
Printing and Mailing Costs	2,500	*
Accounting Fees and Expenses	5,000	*
Fees and Expenses of Transfer Agent	1,000	*
Legal Fees and Expenses	25,000	*
Miscellaneous	5,000	*

Total(1)	$42,860	*

(1)	The selling stockholders will pay this entire amount.
*	Estimate.

Item 15.	Indemnification of Directors and Officers

The registrant’s articles of incorporation and bylaws require the registrant to indemnify to the fullest extent permitted by and under the applicable provisions of Maryland General Corporation Law any person who is or was, or who agrees to become, one of the registrant’s directors or officers or, while one of the registrant’s directors, is or was serving or agrees to serve, as a director, officer, partner, joint venturer, employee or trustee of another entity, who, by reason of his or her status or service as such was, or is threatened to be made a party, or otherwise involved in any proceeding. The indemnification extends to all losses suffered and all expenses actually and reasonably incurred in connection with any proceeding. The Maryland General Corporation Law provides that the registrant may indemnify directors and officers unless (i) the director actually received an improper benefit or profit in money, property or services; (ii) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (iii) in a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

The registrant’s articles of incorporation and bylaws require, as a condition to advancing expenses, (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the registrant and (ii) a written affirmation to repay the amount paid by the registrant if it is determined that the director or officer was not entitled to indemnification.

The registrant’s officers and directors are also indemnified pursuant to the partnership agreement of Saul Holdings Limited Partnership. The registrant has also purchased an insurance policy which purports to insure the registrant’s officers and directors against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

Item 16.	Exhibits

The following exhibits, as noted, are filed herewith, previously have been filed, or will be filed by amendment.

Exhibit No.	Description
4.1	First Amended and Restated Articles of Incorporation of Saul Centers, Inc. filed with the Maryland Department of Assessments and Taxation on August 23, 1994 and filed as Exhibit 3.(a) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 28, 2004 and filed as Exhibit 3.(a) of the June 30, 2004 Quarterly Report of the Company is hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 26, 2006 and filed as Exhibit 3.(a) of the Company’s Current Report on Form 8-K filed May 30, 2006 is hereby incorporated by reference.

4.2	Amended and Restated Bylaws of Saul Centers, Inc. as in effect at and after August 24, 1993 and as of August 26, 1993 and filed as Exhibit 3.(b) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Amendment No. 1 to Amended and Restated Bylaws of Saul Centers, Inc. adopted November 29, 2007 and filed as Exhibit 3(b) of the Company’s Current Report on Form 8-K filed December 3, 2007 is hereby incorporated by reference.

4.3	Articles Supplementary to First Amended and Restated Articles of Incorporation of the Company, dated October 30, 2003, filed as Exhibit 2 to the Company’s Current Report on Form 8-A dated October 31, 2003, is hereby incorporated by reference.

4.4	Articles Supplementary to First Amended and Restated Articles of Incorporation of the Company, as amended, dated March 26, 2008, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 27, 2008, is hereby incorporated by reference.

4.5	First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit No. 10.1 to Registration Statement No. 33-64562 is hereby incorporated by reference. The First Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership, the Second Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership, and the Third Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the 1995 Annual Report of the Company on Form 10-K is hereby incorporated by reference. The Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the March 31, 1997 Quarterly Report of the Company is hereby incorporated by reference. The Fifth Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 4.(c) to Registration Statement No. 333-41436, is hereby incorporated by reference. The Sixth Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited

Partnership filed as Exhibit 10.(a) of the September 30, 2003 Quarterly Report of the Company on Form 10-Q is hereby incorporated by reference. The Seventh Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the December 31, 2003 Annual Report of the Company on Form 10-K is hereby incorporated by reference. The Eighth Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the December 31, 2007 Annual Report of the Company on Form 10-K is hereby incorporated by reference. The Ninth Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the March 31, 2008 Quarterly Report of the Company on Form 10-Q is hereby incorporated by reference. The Tenth Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the March 31, 2008 Quarterly Report of the Company on Form 10-Q is hereby incorporated by reference.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the securities being registered

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

*	Included with this filing.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on May 7, 2010.

SAUL CENTERS, INC.

By:	/s/ B. Francis Saul II
B. Francis Saul II
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of B. Francis Saul III and Scott V. Schneider as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities act of 1933 with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ B. Francis Saul II	Chairman of the Board and Chief	May 7, 2010
B. Francis Saul II	Executive Officer (principal executive officer)

/s/ B. Francis Saul III	President and Director	May 7, 2010
B. Francis Saul III

/s/ Scott V. Schneider	Senior Vice President, Chief	May 7, 2010
Scott V. Schneider	Financial Officer, Treasurer and Secretary (principal financial officer)

/s/ Joel A. Friedman	Senior Vice President and Chief	May 7, 2010
Joel A. Friedman	Accounting Officer (principal accounting officer)

/s/ Philip D. Caraci	Vice Chairman	May 7, 2010
Philip D. Caraci

/s/ John E. Chapoton	Director	May 7, 2010
John E. Chapoton

SIGNATURE	TITLE	DATE

/s/ Gilbert M. Grosvenor	Director	May 7, 2010
Gilbert M. Grosvenor

/s/ Philip C. Jackson, Jr.	Director	May 7, 2010
Philip C. Jackson, Jr.

/s/ David B. Kay	Director	May 7, 2010
David B. Kay

/s/ General Paul X. Kelley USMC (Ret.)	Director	May 7, 2010
General Paul X. Kelley USMC (Ret.)

/s/ Charles R. Longsworth	Director	May 7, 2010
Charles R. Longsworth

/s/ Patrick F. Noonan	Director	May 7, 2010
Patrick F. Noonan

/s/ Mark Sullivan III	Director	May 7, 2010
Mark Sullivan III

/s/ James W. Symington	Director	May 7, 2010
James W. Symington

Director
John R. Whitmore

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Amended and Restated Articles of Incorporation of Saul Centers, Inc. filed with the Maryland Department of Assessments and Taxation on August 23, 1994 and filed as Exhibit 3.(a) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 28, 2004 and filed as Exhibit 3.(a) of the June 30, 2004 Quarterly Report of the Company is hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 26, 2006 and filed as Exhibit 3.(a) of the Company’s Current Report on Form 8-K filed May 30, 2006 is hereby incorporated by reference.

4.2	Amended and Restated Bylaws of Saul Centers, Inc. as in effect at and after August 24, 1993 and as of August 26, 1993 and filed as Exhibit 3.(b) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Amendment No. 1 to Amended and Restated Bylaws of Saul Centers, Inc. adopted November 29, 2007 and filed as Exhibit 3(b) of the Company’s Current Report on Form 8-K filed December 3, 2007 is hereby incorporated by reference.

4.3	Articles Supplementary to First Amended and Restated Articles of Incorporation of the Company, dated October 30, 2003, filed as Exhibit 2 to the Company’s Current Report on Form 8-A dated October 31, 2003, is hereby incorporated by reference.

4.4	Articles Supplementary to First Amended and Restated Articles of Incorporation of the Company, as amended, dated March 26, 2008, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 27, 2008, is hereby incorporated by reference.

4.5	First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit No. 10.1 to Registration Statement No. 33-64562 is hereby incorporated by reference. The First Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership, the Second Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership, and the Third Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the 1995 Annual Report of the Company on Form 10-K is hereby incorporated by reference. The Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the March 31, 1997 Quarterly Report of the Company is hereby incorporated by reference. The Fifth Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 4.(c) to Registration Statement No. 333-41436, is hereby incorporated by reference. The Sixth Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the September 30, 2003 Quarterly Report of the Company on Form 10-Q is hereby incorporated by reference. The Seventh Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the December 31, 2003 Annual Report of the Company on Form 10-K is hereby incorporated by reference. The Eighth Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the December 31, 2007 Annual Report of the Company on Form 10-K is hereby incorporated by reference. The Ninth Amendment to the First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the March 31, 2008 Quarterly Report of the Company on Form 10-Q is hereby incorporated by reference. The Tenth Amendment to the First Amended and Restated Agreement of

Limited Partnership of Saul Holdings Limited Partnership filed as Exhibit 10.(a) of the March 31, 2008 Quarterly Report of the Company on Form 10-Q is hereby incorporated by reference.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the securities being registered

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

*	Included with this filing.